Exhibit 10.3

[•], 2026

Three Lions Acquisition Corp.

888 Prospect Street

La Jolla, CA 92037

EarlyBirdCapital, Inc.

366 Madison Ave 8th Floor

New York, NY 10017

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Three Lions Acquisition Corp., a Cayman Islands exempted company (the “Company”), and EarlyBirdCapital, Inc., as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 11,500,000 of the Company’s units (including up to 1,500,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one ordinary share of the Company, par value $0.0001 per share (the “Shares”), and one-half of one warrant (each, a “Warrant”). Each whole Warrant entitles the holder thereof to purchase one Share at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units, Shares and Warrants listed on the Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Three Lions Sponsor, LLC (the “Sponsor”) and each of the undersigned persons and entities, severally and not jointly (namely, directors and officers of the Company, and certain designees of the Sponsor) (each an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. The Sponsor and each Insider agrees that, if the Company seeks shareholder approval of a proposed Business Combination, then, in connection with such proposed Business Combination, it, he or she shall vote any Shares owned by it, him or her in favor of any proposed Business Combination (including any proposals recommended by the Company’s Board of Directors in connection with such Business Combination), subject to applicable securities laws. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any Shares owned by it, him or her in connection therewith.

The Sponsor and each Insider hereby waive their redemption rights with respect to any Founder Shares, Private Shares and Offering Shares (each as defined below) they hold in connection with (i) the completion of a Business Combination or (ii) a shareholder vote to approve an amendment to the Charter (as defined below) (A) to modify or delay the substance or timing of the ability of Public Shareholders to seek redemption in connection with a Business Combination or the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity; provided that any Insider listed under the heading “Sponsor Designee” on the signature page (the “Sponsor Designees”) to this Letter Agreement does not waive its redemption rights with respect to any Offering Shares under any circumstances whatsoever (including, without limitation, in connection with actions described in clause (i) and/or clause (ii) of this paragraph).

2. The Sponsor and each Insider who is a member of the Company’s board of directors and/or officer of the Company agrees that in the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s amended and restated memorandum and articles of association (as it may be amended from time to time, the “Charter”), the Sponsor and each such Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account (which interest shall be net of taxes paid or payable and up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Charter (A) to delay or modify the substance or timing of the Company’s obligation to provide for redemption rights as set forth in the Prospectus or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no, and hereby waives any, right, title, interest or claim of any kind, including as a result of distributions to shareholders (a “Claim”), in or to any monies held in the Trust Account as a result of any liquidation of the Company with respect to the Founder Shares and Private Shares held by it, him or her and hereby waives any Claim it, he or she may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. Notwithstanding the foregoing, the Sponsor, the Insiders and their respective affiliates shall be entitled to liquidation proceeds from the Trust Account with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter.

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, each Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, Shares (including, but not limited to, Founder Shares) and Warrants or any securities convertible into, or exercisable, or exchangeable for, Shares owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Shares (including, but not limited to, Founder Shares) and Warrants or any securities convertible into, or exercisable, or exchangeable for, Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Sponsors and each Insider acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply to any transfer permitted under paragraph 7(c) hereof or if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account upon the failure of the Company to consummate a Business Combination, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has discussed entering into a Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.05 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.05 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less taxes payable, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Company’s auditors or the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitors, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 1,500,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Initial Shareholders (as defined below) agree to forfeit, at no cost, a number of Founder Shares, so that the Founder Shares, excluding the EBC Founder Shares, will represent an aggregate of 33.0% of the Offering Shares. The Initial Shareholders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will purchase or sell Shares or effect a share repurchase or share capitalization, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares, excluding EBC Founder Shares, held by the Initial Shareholders at 33.0% of the number of Offering Shares.

6. The Sponsor and each Insider agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b) and 9 as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.   (a) Subject to Section 7(c) below, the Sponsor and each Insider agrees that the Founder Shares shall be placed in escrow and that it, he or she shall not Transfer any Founder Shares until six months after the date of the consummation of a Business Combination, or earlier, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property (the “Founder Shares Lock-up Period”) .

(b) Subject to Section 7(c) below, the Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Units (or any Private Shares or Warrants underlying the Private Placement Units) until the completion of a Business Combination (the “Private Placement Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Units and the underlying securities that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Sponsor, the Company’s officers or directors, any affiliates or family members of any of the Sponsor or the Company’s officers or directors, any members of the Initial Shareholders, or any affiliate of the Initial Shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the State of Delaware or the organizational documents of the Sponsor upon dissolution of the Sponsor; (g) by any Sponsor Designee pursuant to rights granted to it pursuant to its Subscription Agreement: and (h) to us for no value for cancellation in connection with the consummation of a Business Combination; provided, however, that in each case (except for clause (h) or with the Company’s consent) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in this Letter Agreement.

8. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked and has never experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act. The biographical information furnished to the Company (including any such information included in the Prospectus) for each Insider who is a member of the Company’s board of directors and/or officer is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. The Sponsor and each director and officer of the Company represents and warrants that the questionnaires furnished by such person or entity to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities; and it, he or she is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, neither the Sponsor nor any officer, nor any affiliate of the Sponsor or any officer, nor any director of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11. As used herein, (i) “Business Combination” shall mean the initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses or entities; (ii) “Founder Shares” shall mean the 3,833,333 Shares issued to the Initial Shareholders prior to the Public Offering (up to 500,000 of which are subject to complete or partial forfeiture if the over-allotment option is not exercised by the Underwriters); (iii) “Initial Shareholders” shall mean the Sponsor and any Insider that holds Founder Shares prior to the Public Offering; (iv) “Private Placement Units” shall mean the 400,000 units (or 437,500 units if the over-allotment option is exercised in full) that the Sponsor and Representative and/or their designees have agreed to purchase for an aggregate purchase price of $4,000,000 (or $4,375,000 if the over-allotment option is exercised in full), or $10.00 per unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (v) “Private Shares” means the Shares underlying the Private Placement Units; (vi) “Public Shareholders” shall mean the holders of Offering Shares; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Units shall be deposited; (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); (ix) “EBC Founder Shares” shall mean the 200,000 Shares issued to the Representative prior to the Public Offering and (x) for any Sponsor Designee, “Subscription Agreement” shall mean that certain letter agreement entered into by and between the Company and such Sponsor Designee setting forth the terms of its subscription for Purchased Units (as defined in the Subscription Agreement).

12. The Sponsor hereby grants to the Representative, for a period commencing from the consummation of the Public Offering until 12 months after the date of the consummation of the Business Combination (or the liquidation of the Trust Account in the event the Company fails to consummate its Business Combination within the prescribed time) a right of first refusal to act as lead underwriter for any U.S. registered public offering of securities undertaken by the Sponsor or any Insider who is an officer of the Company for purposes of raising capital and placing 90% or more of the proceeds in a trust account (or other similar account) to be used to acquire one or more operating businesses that have not been identified at the time of the capital raising transaction. The terms of such offering shall be mutually determined in good faith by the Sponsor and the Representative and will be based on the prevailing market for similar offerings.

13. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

14. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written, or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified, or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

16. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

17. This Letter Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered in pdf format via electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

18. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

19. This Letter Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Letter Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in any state or federal court located in the City of New York, Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action, or proceeding. Any cause of action arising out of or in connection with this letter agreement shall be deemed exclusively to have arisen from a transaction of business in the State of New York. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action, or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. Each party further acknowledges and agrees that any controversy that may arise under this Letter Agreement is likely to involve complicated and difficult issues and, therefore, such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of or relating to this Letter Agreement or the transactions contemplated hereby.

20. Any notice, consent, or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic mail or facsimile transmission if to the Company, at the address set forth above, and if to a Sponsor or an Insider, to the address of such party on file with the Company.

21. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall terminate earlier in the event that the Public Offering is not consummated and closed by December 31, 2026; provided further that the second paragraph of Section 2 and Section 4 of this Letter Agreement shall survive such liquidation.

22. Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the Public Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

Sincerely, THREE LIONS SPONSOR, LLC
By:
Name:
Title:

DIRECTORS AND OFFICERS:

Berke Bakay

Brett Johnson

Harry Brandler

Jeffrey G. Brock

Jameson Culp

Jeffrey A. Dunham

SPONSOR DESIGNEES: (severally and not jointly)

NAME:

By:
Name:
Title:

NAME:

By:
Name:
Title:

Acknowledged and Agreed:

THREE LIONS ACQUISITION CORP.

By:
Name: Brett Johnson
Title: Chief Executive Officer

EARLYBIRDCAPITAL, INC.

By:
Name:
Title: